EXHIBIT 1.1

EXECUTION VERSION
MANNKIND CORPORATION
(A Delaware corporation)
9,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: August 18, 2010

MANNKIND CORPORATION
(A Delaware corporation)
9,000,000 Shares of Common Stock
UNDERWRITING AGREEMENT
August 18, 2010
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, as Underwriter and as agent for Bank of America, N.A.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     MannKind Corporation, a Delaware corporation (the “Company”), subject to the terms and conditions stated herein and pursuant to the Share Lending Agreement (the “Share Lending Agreement”), dated August 18, 2010, between the Company and Bank of America, N.A. (the “Borrower”), proposes to issue and lend to the Borrower, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as a share loan pursuant to and upon the terms of the Share Lending Agreement, 9,000,000 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”). The aforesaid shares of Common Stock are herein called, collectively, the “Securities.” The Borrower will transfer, or delegate the right to receive (in accordance with the Share Lending Agreement), the borrowed Securities to Merrill Lynch, which will sell the borrowed Securities to the public as an underwriter (the “Underwriter”).
     The Company understands that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.
     Concurrently with the issuance of the Securities, the Company is offering (the “Notes Offering”) $100,000,000 in aggregate principal amount of its 5.75% Senior Convertible Notes due 2015 (the “Notes”). Merrill Lynch is acting as representative of the several initial purchasers in the Notes Offering. The Company has granted the initial purchasers in the Notes Offering an option to purchase up to an additional $10,000,000 in aggregate principal amount of its Notes to cover over-allotments, if any.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-166404) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission on May 11, 2010. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item

12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations to register a portion of the Securities is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).
     As used in this Agreement:
     “Applicable Time” means 7:00 P.M., New York City time, on August 18, 2010 or such other time as agreed by the Company and Merrill Lynch.
     “General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time, all considered together.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule A hereto.

     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the Applicable Time.
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriter and the Borrower as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each of the Underwriter and the Borrower, as follows:
     (i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
     Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter and the Borrower for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR or IDEA, except to the extent permitted by Regulation S-T and with respect to the 424(b) legend included in the filed version.
     The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).
     (ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable

Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first, second, third, fourth and fifth sentences of the second paragraph under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).
     (iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
     If at any time following issuance of an Issuer Free Writing Prospectus through the Closing Time there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Prospectus that has not been superseded or modified, or included in the General Disclosure Package or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Underwriter and the Borrower and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

     (iv) Incorporation of Documents by Reference. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
     (v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
     (vi) Independent Accountants. Deloitte & Touche LLP is and, during the periods covered by its reports, was an independent public accounting firm as required by the 1933 Act, the 1933 Act Regulations and the Public Accounting Oversight Board. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and as pre-approved in accordance with the requirements set forth in Section 10A of the 1934 Act, Deloitte & Touche LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the 1934 Act).
     (vii) Financial Statements. The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements and related schedules and notes thereto, and the unaudited financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved (provided that non-year-end financial statements are subject to normal recurring year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by generally accepted accounting principles). The summary and selected financial data included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly, in all material respects, the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information.

     (viii) Good Standing of the Company. The Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization and each such entity has all requisite power and authority to carry on its business as is currently being conducted as described in the General Disclosure Package and the Prospectus, and to own, lease and operate its properties. The Company and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”), and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no subsidiary other than its five wholly owned subsidiaries, MannKind LLC, MannKind Limited, Technosphere International C.V., MannKind Netherlands B.V. and MannKind Deutchland GmbH, and does not control, directly or indirectly, any other corporation, partnership, joint venture, association or other business organization. Such subsidiaries, when considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act) and are not otherwise material to the assets and operations of the Company. All outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the General Disclosure Package and the Prospectus.
     (ix) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, the Share Lending Agreement, the purchase agreement with The Mann Group LLC and the purchase agreement with Seaside 88, LP, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the vesting, conversion or exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound.
     (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xi) Authorization of Securities. The Securities have been duly authorized by the Company pursuant to this Agreement and the Share Lending Agreement and, when issued and delivered by the Company pursuant to this Agreement and the Share Lending Agreement against payment of the Loan Fee (as defined in the Share Lending Agreement), will be validly issued and will be fully paid and non-assessable; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities pursuant to this

Agreement and the Share Lending Agreement will not be subject to the preemptive or other similar rights of any securityholder of the Company.
     (xii) Authorization of the Share Lending Agreement. The Share Lending Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (xiii) Description of Securities. The Common Stock and the Share Lending Agreement conform in all material respects to all statements in relation thereto contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.
     (xiv) Lock-Up Agreements. Each director and executive officer of the Company listed on Schedule B hereto has delivered to the Underwriter his or her executed written lock-up agreement in the form attached to this Agreement as Exhibit D hereto or in such form as may be approved in writing by the Underwriter.
     (xv) Stock Options. The exercise price of each option to acquire Common Stock (each, a “Company Stock Option”) is no less than the fair market value of a share of Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Stock Options were validly issued and properly approved by the Board of Directors of the Company, a committee thereof or an individual with authority duly delegated by the Board of Directors of the Company or a committee thereof, in material compliance with (i) all applicable laws and (ii) the terms of the plans under which such Company Stock Options were issued and were recorded on the Company’s financial statements in accordance with generally accepted accounting principles, and no such grants involved any “back dating”, “forward dating,” “spring loading” or similar practices with respect to the effective date of grant.
     (xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any subsidiary (i) is in violation of its certificate or articles of incorporation or organization, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever, upon, any property or assets of the Company or any subsidiary pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic having jurisdiction over the Company (each, a “Governmental Entity”), except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement or the Share Lending Agreement by the Company nor the consummation of any of the transactions contemplated hereby or thereby and in the General Disclosure Package and the Prospectus (including, without limitation, the issuance and delivery by the Company of the Securities and the receipt by the Company of the Loan Fee (as defined in the Share Lending Agreement) as described therein under the caption “Use of Proceeds”) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries, except where it would not reasonably be expected to have a Material Adverse Effect, or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
     (xvii) Incorporated Documents. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required. Each description of a contract, document or other agreement in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects in all respects the material terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement, the General Disclosure Package or the Prospectus or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or any of its subsidiaries, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (xviii) Corporate Action. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the Share Lending Agreement and the issuance and delivery of the Securities by the Company.
     (xix) Absence of Labor Dispute. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would reasonably be expected to have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the

Company or its subsidiaries and any of its executive officers which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.
     (xx) Related Party Transactions. No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (xxi) Absence of Proceedings. There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries could individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xxii) Absence of Further Requirements. Each approval, consent, order, authorization, designation, declaration or filing of, by or with any Governmental Entity necessary in connection with the execution and delivery by the Company of this Agreement and the Share Lending Agreement, the consummation of the transactions herein and therein contemplated and the issuance and delivery of the Securities required to be obtained or performed by the Company (except such additional steps as may be necessary to qualify the Securities by the Underwriter under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
     (xxiii) Possession of Licenses and Permits. Except as set forth in the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company or such subsidiary thereunder. Except as may be required under the 1933 Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement or the Share Lending Agreement and to issue, lend and sell the Securities.
     (xxiv) Title to Property. The Company and each of its subsidiaries has good and marketable title in fee simple to all real property owned by it, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made of such property by the Company and its subsidiaries. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus, (i) there has not been any event which would reasonably be expected to have a Material Adverse Effect; (ii) neither the

Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would reasonably be expected to have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except as otherwise disclosed in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities (other than securities pursuant to the Company’s equity incentive plans) or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.
     (xxv) Possession of Intellectual Property. Except as set forth in the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries owns or possesses legally-enforceable rights (including license rights) to use all patents, patent rights, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intellectual Property”) necessary for the conduct of its business. Neither the Company nor any of its subsidiaries has received any written notice of, or is aware of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except as referenced in the General Disclosure Package and the Prospectus or that would not reasonably be expected to have a Material Adverse Effect.
     (xxvi) Environmental Laws. (A) Each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business; (B) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (C) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (D) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (E) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.
     In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

     (xxvii) Accounting Controls. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in all material respects, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xxviii) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act), which: (A) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the 1934 Act are required to be prepared; (B) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (C) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (1) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls.
     (xxix) Off-Balance Sheet Arrangements. Except as described in the General Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.
     (xxx) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 5605(c)(2) of the Listing Rules of NASDAQ (the “NASDAQ Rules”) and the Company’s Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 5605(c)(1) of the NASDAQ Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months..
     (xxxi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxxii) Payment of Taxes. The Company and each of its subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, except in each case where such failure to file or pay would not reasonably be expected to have a Material Adverse Effect. There are no tax audits or investigations pending which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; nor to the Company’s knowledge are there any material proposed additional tax assessments against the Company or any of its subsidiaries.
     (xxxiii) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the General Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Company’s or its subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost of such coverage. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
     (xxxiv) Investment Company Act. The Company is not and, after giving effect to the issuance and sale of the Securities as contemplated by this Agreement and the Share Lending Agreement, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (xxxv) Absence of Manipulation. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Securities.
     (xxxvi) Continued Registration of Common Stock. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on the Nasdaq Global Market, nor has the Company received any notification that the Commission or the Nasdaq Global Market is contemplating terminating such registration or listing.
     (xxxvii) Foreign Corrupt Practices Act. Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
     (xxxviii) Money Laundering Laws. The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all required jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the

“Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of it subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.
     (xxxix) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the Loan Fee, or lend, contribute or otherwise make available such Loan Fee to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Company to be currently subject to any U.S. sanctions administered by OFAC.
     (xl) ERISA. The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in Section 4043 of ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any material liability.
     (xli) Clinical and Pre-Clinical Studies. The clinical, pre-clinical and other studies and tests conducted by the Company or in which the Company or its products or product candidates have participated, or that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus, and such studies and tests conducted on behalf of or sponsored by the Company or that the Company intends to rely on in support of regulatory approval by the U.S. Food and Drug Administration (the “FDA”) or foreign regulatory agencies, were and, if still pending, are, to the Company’s knowledge, being conducted in all material respects in accordance with standard accepted medical and scientific research procedures and, to the Company’s knowledge, the protocols established by the Company for such studies and tests. The descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any other studies or tests, the results of which the Company believes reasonably call into question the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described. Except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any written notices or other correspondence from the FDA or any other domestic or foreign governmental agency requiring the termination, suspension or modification (other than such modifications as are normal in the regulations, any such modification which are material have been disclosed to you) of any clinical or pre-clinical studies or tests that are described in the Registration Statement, the General Disclosure Package or the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package or the Prospectus.

     (xlii) Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of the Underwriter.
     (xliii) Statistical and Market-Related Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.
     SECTION 2. Issuance, Offering and Delivery of the Securities; Closing.
     (a) Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions set forth herein and in the Share Lending Agreement, the Company agrees to issue to Merrill Lynch, as delagatee of the Borrower, in exchange for payment of the Loan Fee, and Merrill Lynch agrees to sell the Securities, and the Underwriter agrees to purchase such Securities from Merrill Lynch on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, set forth herein and in the Share Lending Agreement.
     (b) Closing Time. In accordance with the Share Lending Agreement, delivery of the Securities to Merrill Lynch, as delagatee of the Borrower, shall be made at the offices of Davis Polk & Wardwell LLP (or such other place as shall be agreed upon by Merrill Lynch, as delagatee of the Borrower, and the Company)(the “Closing Location”) and shall occur at the time specified by the Borrower (or Merrill Lynch as its agent) in a Borrowing Notice and confirmed by the Company in accordance with the Share Lending Agreement, which shall be on or prior to 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Merrill Lynch, as delagatee of the Borrower, and the Company (such time and date of payment and delivery being herein called “Closing Time”).
     (c) Public Offering of the Securities. The Underwriter hereby advises the Company that it intends to offer for sale to the public, as described in the Prospectus, the Securities from time to time.
     (d) Payment of Loan Fee. Payment of the Loan Fee by Merrill Lynch, as delagatee of the Borrower, shall be made at the Closing Time by wire transfer of immediately available funds pursuant to the order of the Company. The Underwriter agrees to make any payment due to Merrill Lynch in respect of the Securities in the manner agreed between the Underwriter and Merrill Lynch.
     (e) Denominations; Registration. The Securities to be purchased by the Underwriter hereunder will be represented by one or more definitive global shares in book-entry form which will be deposited by or on behalf of the Company with the Depository Trust Company or its designated custodian. The documents to be delivered at the Closing Time by or on behalf of the parties hereto, including the cross receipt for the Securities and any additional documents requested by the Underwriter, and the Securities will be delivered at the Closing Location, all at such Closing Time. A meeting will be held at the Closing Location at approximately 3:00 P.M., California time, on the business day preceding such Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.

     SECTION 3. Covenants of the Company. The Company covenants with each of the Underwriter and the Borrower as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter and the Borrower promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter and the Borrower or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter and the Borrower notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter and the Borrower with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter, the Borrower or counsel for the Underwriter and the Borrower shall object. The Company will furnish to the Underwriter and the Borrower such number of copies of such amendment or supplement as the Underwriter and the Borrower may reasonably request. The Company has given the Underwriter and the Borrower notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter and the Borrower notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter and the Borrower with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter, the Borrower or counsel for the Underwriter and the Borrower shall reasonably object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter, the Borrower and counsel for the Underwriter and the Borrower, upon request and without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriter and the Borrower will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and with respect to the 424(b) legend included in the filed version.
     (d) Delivery of Prospectuses. The Company has delivered to the Underwriter and the Borrower, without charge, as many copies of each preliminary prospectus as the Underwriter and the Borrower reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter and the Borrower, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter and the Borrower may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter and the Borrower will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T and with respect to the 424(b) legend included in the filed version.
     (e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and lending under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the most recent effective date of the Registration Statement occurs (or 90 days after the end of such 12-month period if such 12-month period coincides with the Company’s fiscal year), an earnings statement (which need not be audited) for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (g) Use of Proceeds. The Company will not receive any proceeds from the sale of the Securities, but will receive the Loan Fee, each as set described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”
     (h) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Securities on the Nasdaq Global Market.

     (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Underwriter and the Borrower, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the Notes and any shares of Common Stock issuable upon conversion of the Notes, (C) up to an aggregate of 8,400,000 shares of Common Stock to be sold and issued by the Company pursuant to the Common Stock Purchase Agreement by and between the Company and Seaside 88, LP and the Common Stock Purchase Agreement by and between the Company and The Mann Group LLC, each dated as of August 10, 2010, (D) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and the Prospectus, (E) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus, (F) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the General Disclosure Package and the Prospectus or (G) any shares of Common Stock issued to one or more counterparties in connection with the consummation of a strategic partnership, joint venture, collaboration, merger or the acquisition or license of any business products or technology complementary to the Company’s business; provided that, with respect to this subsection (G), (1) the sum of the aggregate number of Common Stock so issued shall not exceed 10% of the total number of shares of Common Stock outstanding as of the date hereof and (2) prior to the issuance of such Common Stock each recipient of such Common Stock shall have executed and delivered to the Underwriter an agreement substantially in the form of Exhibit D hereto.
     (j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.
     (k) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Underwriter and the Borrower, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter and the Borrower will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule A hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter and the Borrower. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter and the Borrower as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and the Borrower and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter and the Borrower of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter and the Borrower (or Merrill Lynch, as delagatee), including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter and the Borrower (or Merrill Lynch, as delagatee), (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter and the Borrower in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, provided such fees and disbursements do not exceed $10,000 in the aggregate, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriter caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). Subject to the provisions of Section 4(b) below, the Underwriter and the Borrower agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of their respective obligations under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of any counsel for the Underwriter or the Borrower.
     This Section 4(a) shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Borrower, on the other hand.
     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter or the Borrower in accordance with the provisions of Section 5(a)-(d), Section 5(f)-(o), Section 9(a)(i) or Section 9(a)(iii) hereof, the Company shall reimburse the Underwriter and the Borrower for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter and the Borrower.
     (c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of the Obligations of the Underwriter and the Borrower. The obligations of the Underwriter and the other obligations of Merrill Lynch hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.
     (b) Opinion and Negative Assurance Letter of Counsel for Company. At the Closing Time, the Underwriter and the Borrower shall have received an opinion and negative assurance letter, each dated the Closing Time, of Cooley LLP, counsel for the Company, substantially in the forms attached as Exhibit A-1 and A-2 hereto, respectively.
     (c) Opinion of Intellectual Property Counsel for Company. At the Closing Time, the Underwriter and the Borrower shall have received an opinion, dated the Closing Time, of K&L Gates LLP, intellectual property counsel for the Company, substantially in the form attached as Exhibit B hereto.
     (d) Certificate of the General Counsel of the Company. At the Closing Time, the Underwriter and the Borrower shall have received a certificate, addressed to each of them, of the General Counsel of the Company, dated the Closing Time, substantially in the form attached as Exhibit C hereto.
     (e) Opinion of Counsel for the Underwriter and the Borrower. At the Closing Time, the Underwriter and the Borrower shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Underwriter and the Borrower, together with signed or reproduced copies of such letter for each of the Underwriter and the Borrower in form and substance satisfactory to the Underwriter and the Borrower. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter and the Borrower. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
     (f) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter and the Borrower shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.
     (g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter and the Borrower shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Underwriter and the Borrower, together with signed or reproduced copies of such letter for each of the Underwriter and the Borrower containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (h) Bring-down Comfort Letter. At the Closing Time, the Underwriter and the Borrower shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.
     (i) Nasdaq Listing. At the Closing Time, (1) a listing application for the Securities shall have been submitted to NASDAQ and (2) NASDAQ shall not have rejected such application.
     (j) Lock-up Agreements. At the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule B hereto.
     (k) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (l) Additional Documents. At the Closing Time, counsel for the Underwriter and the Borrower shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and the Borrower and counsel for the Underwriter and the Borrower.
     (m) Notes Offering. The Notes Offering, substantially on the terms described in the Prospectus, shall have been consummated at the Closing Time.
     (n) Delivery of Securities. The Share Lending Agreement shall have become effective and the Company shall have delivered the Securities to Merrill Lynch, as delagatee of the Borrower, in accordance therewith.
     (o) Accounting. As of the Closing Time, the Company intends to account for the transaction contemplated by the Share Loan Agreement as a single transaction under EITF 09-01, not representing the repurchase of shares of Common Stock or another equivalent transaction but rather, consistent with the intent of the parties, representing a loan of the Securities by the Company to the Borrower.
     (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter and the Borrower by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13 and 14 shall survive any such termination and remain in full force and effect.
     SECTION 6. Indemnification.
     (a) Indemnification of Underwriter and the Borrower. The Company agrees to indemnify and hold harmless each of the Underwriter and the Borrower, their respective affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), their respective selling agents and each person, if any, who controls the Underwriter or the Borrower within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter and the Borrower), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or

any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
     (b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriter and the Borrower, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Underwriter and the Borrower from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Underwriter and the Borrower in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds of the Notes in the Notes Offering (before deducting expenses) received by the Company, on the one hand, and the total discount received by the Underwriter in the Notes Offering, on the other hand, bear to the aggregate initial offering price of the Notes as set forth on the cover of the Final Offering Memorandum.
     The relative fault of any party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Underwriter and the Borrower agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriter and the Borrower were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the purchase discount or commisisons received by the Underwriter in connection with the Notes purchased by it and distributed to the investors in the Notes Offering.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls the Underwriter or the Borrower within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter and the Borrower’s affiliates and selling agents shall have the same rights to contribution as such Underwriter and Borrower, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.
     SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or the Borrower or their respective affiliates or selling agents, any person controlling the Underwriter or the Borrower, their respective officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.
     SECTION 9. Termination of Agreement.
     (a) Termination. The Underwriter and the Borrower may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter and the Borrower, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter and the Borrower, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13 and 14 shall survive such termination and remain in full force and effect.
     SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; notices to the Borrower shall be directed to Bank of America, N.A. at 9 West 57th Street, New York, NY 10019, attention of John Servidio; notices to the Company shall be directed to it at 28903 North Avenue Paine, Valencia, California 91355 (fax: (661) 755-2086), attention of David Thomson, with a copy to Cooley LLP, 4401 Eastgate Mall, San Diego, California 92121 (fax: (858) 550-6420), attention of D. Bradley Peck.
     SECTION 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each of the Underwriter and the Borrower is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or its respective stockholders, creditors, employees or any other party, (c) neither the Underwriter nor the Borrower has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter or Borrower has advised or is currently advising the

Company or any of its subsidiaries on other matters) and neither the Underwriter nor the Borrower has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and the Borrower and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriter and the Borrower have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Borrower, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Borrower, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 13. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriter and the Borrower hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     SECTION 14. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
     SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 19. Entire Agreement. This Agreement, together with the schedules and exhibits hereto, and the Share Lending Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with regard to such matters.
[Signature page follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Merrill Lynch and the Company in accordance with its terms.

Very truly yours, MANNKIND CORPORATION
By	/s/ Matthew J. Pfeffer
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By	/s/ Benjamin Perkins
Authorized Signatory

BANK OF AMERICA, N.A. solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in the foregoing Agreement

By	/s/ Charles J. Nelsen
Authorized Signatory

SCHEDULE A
Free Writing Prospectuses
Free writing prospectus filed August 19, 2010

Sch A-1

SCHEDULE B
List of Persons Subject to Lock-up
Alfred E. Mann
Hakan S. Edstrom
Matthew J. Pfeffer
Juergen A. Martens, Ph.D.
Diane M. Palumbo
Dr. Peter C. Richardson
David Thomson, Ph.D., J.D.
Abraham E. Cohen
Ronald Consiglio
Michael Friedman
Kent Kresa
David H. MacCallum
Henry L. Nordhoff
James S. Shannon

Sch B-1